COMMON STOCK

PAR VALUE $0.10 PER SHARE

INCORPORATED UNDER THE LAWS OF THE STATE OF ARKANSAS



COMMON STOCK

PAR VALUE $0.10 PER SHARE

THIS CERTIFICATE IS TRANSFERABLE IN CHICAGO OR NEW YORK CITY

CUSIP 845467 10 9

CCM

SOUTHWESTERN ENERGY COMPANY

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

CERTIFICATE OF STOCK

Southwestern Energy Company, an Arkansas corporation, and transferable on the books of the ... Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be affixed hereon.

Dated

2 12 00

COUNTERSIGNED AND REGISTERED:

BY ABN SECO

AUTHORIZED SIGNATURE

SECRETARY

PRESIDENT AND CEO

SOUTHWESTERN ENERGY COMPANY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______ Custodian ______
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______ *shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ______ *Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______

NOTICE:

X ______ (SIGNATURE)

X ______ (SIGNATURE)

SIGNATURE(S) GUARANTEED BY: